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SUPERVISORY AGREEMENT

This Supervisory Agreement (“Agreement”) is made as of June 7, 2007 (the “Effective Date”), by and among: (i) AIG Federal Savings Bank, Wilmington, Delaware, OTS Docket No. 14939 (the “Bank”), (ii) Wilmington Finance, Inc., Plymouth Meeting, Pennsylvania (“WFI”), (iii) American General Finance, Inc., Evansville, Indiana (“AGF”), and (iv) the OFFICE OF THRIFT SUPERVISION (“OTS”), a federal bank regulatory agency within the United States Department of the Treasury, acting through its Northeast Regional Director or his designee (“Regional Director”) and maintaining its Northeast Regional Office at Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.

WHEREAS, OTS is the primary federal regulator of the Bank pursuant to the Home Owners’ Loan Act (“HOLA”), 12 U.S.C. §§ 1461 et seq., and is the Bank’s appropriate Federal banking agency for purposes of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. §§ 1811 et seq.; 1 and

WHEREAS, AGF and WFI are “affiliates” of the Bank and  “subsidiaries” of the Bank’s parent “savings and loan holding company”, American International Group, Inc., as those terms are defined in Section 10 the HOLA, 12 U.S.C. §§ 1467a; and

WHEREAS, the Bank entered into an agreement with WFI whereby, from July 2003 until May 2006, WFI performed and provided extensive mortgage lending related services in connection with certain mortgage loans originated by the Bank that were subject to OTS oversight and regulatory authority by virtue of 12 U.S.C. §§ 1464(d)(1)(B), 1464(d)(7), 1467a(b) and 1818(b)(9); and

WHEREAS, the Bank terminated its agreement with WFI and discontinued mortgage lending related thereto, and

WHEREAS, the OTS, based on the exercise of its regulatory responsibilities, has determined that the Bank failed to manage and control the mortgage lending activities outsourced to WFI in a safe and sound manner; and

1 All references herein to the United States Code (U.S.C.) and the Code of Federal Regulations (C.F.R.) are as amended, unless otherwise indicated.

Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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WHEREAS, the Bank has taken steps to improve its mortgage loan origination policies and procedures so as to address the concerns identified by the OTS; and to enhance its compliance with applicable laws and regulations; and

WHEREAS, it is the common goal of the Bank and the OTS to ensure the Bank’s adoption and implementation of an appropriate process to assess, correct and remediate the negative financial impact to certain borrowers from the insufficiently supervised lending activities of the Bank outsourced to WFI, and to do so in conformance with safe and sound lending practices, applicable laws and regulations; and

WHEREAS, the Bank, WFI and AGF (the “Regulated Entities”) have made a commitment of $15 million to support financial literacy and credit counseling; and

WHEREAS, pursuant to 12 U.S.C. §§ 1467a(g) and 1818, OTS has the statutory authority to enter into and enforce supervisory agreements to ensure the establishment and maintenance of appropriate lending practices in the operations of entities that it regulates, and

WHEREAS, the Regulated Entities, acting through their respective Boards of Directors (the “Bank Board”, “WFI Board” and “AGF Board”, respectively), without admitting or denying any unsafe and unsound practices or regulatory violations, have developed and will implement a remediation program to address supervisory concerns by entering into this Agreement.

NOW, THEREFORE, it is hereby agreed as follows:

1.

 Financial Cost of Remediation; Periodic Updates To OTS.

The Regulated Entities have established a reserve of $128 million to execute the Financial Remediation Plan required by this Agreement.  Going forward, the Regulated Entities agree to provide OTS with quarterly updates about: (a) actual costs incurred, (b) any revised estimates of the total cost based on their experience to date, and (c) any increases in the reserves necessary to execute the Financial Remediation Plan.

2. Plan for Financial Remediation.2

(a) The Regulated Entities shall implement the plan submitted to OTS on the Effective Date hereof, setting forth the qualifications for Financial Remediation to: (i) borrowers whose creditworthiness was not adequately considered by the Bank and (ii) borrowers who have

Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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incurred large broker and/or lender fees (“Financial Remediation Plan” or “Plan”).  “Financial Remediation” includes, without limitation: (i) providing loans to borrowers on affordable terms and/or (ii) reimbursement of fees.  The Plan also provides for a mechanism to resolve consumer complaints.

(b) The Financial Remediation Plan shall be implemented in a manner that provides a clear and accessible audit trail that facilitates third party tracking and verification of all required actions under the Plan.

(c) The Financial Remediation Plan may provide a role for affiliated companies; provided that: (i) any such affiliate(s) submit(s) a written request to the Regional Director specifying its/their role in the Financial Remediation Plan and agreeing to be bound by the terms of this Agreement and (ii) the Regional Director issues a written approval of such participation.

3. Financial Remediation Plan Monitoring.

(a) Within thirty (30) days of the Effective Date of this Agreement, the Regulated Entities shall engage the services of an external consultant (firm or individual) (the “Monitoring Consultant”), acceptable to OTS, to monitor compliance with the Financial Remediation Plan adopted pursuant to Section 2  above.

(b) The Regulated Entities shall require, as part of the engagement, that, on a quarterly basis, the Monitoring Consultant provide written reports to their respective Boards of Directors and OTS that: (i) evaluate the Regulated Entities’ compliance with the Financial Remediation Plan, including comprehensive reporting on actions taken and (ii) make written recommendations for facilitating improved compliance with such Plan.

(c) The Regulated Entities shall make available to the Monitoring Consultant all records, reports, and other information necessary, in the judgment of the Consultant and under the direction of the Regional Director, to accomplish a full and complete evaluation of the Bank’s compliance with approved plans.

2  The plans submitted to and in the possession of the OTS are deemed confidential “unpublished OTS information”  for purposes of the OTS’s regulations.

Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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4. Selection of Consultant; OTS Review & Non-Objection.

(a) Prior to engagement, the name and qualifications of the proposed Monitoring Consultant shall be submitted in writing to the Regional Director, together with their proposed engagement letters.  The Consultant may not be engaged until the Bank receives written non-objection of the OTS.

(b) The Regulated Entities shall be responsible for all expenses associated with engaging and retention of the Consultant, including, but not limited to, all professional fees to the Consultant.

5. Compliance With Agreement.

(a) The Boards and officers of the Regulated Entities shall take immediate action to cause the Regulated Entities and any affiliate approved to perform services under the Financial Remediation Plan pursuant to Section 1(d) above (“Approved Affiliate(s)”) to comply with the terms of this Agreement and thereafter shall take all actions necessary or appropriate to cause the Regulated Entities and any such Approved Affiliate(s) to carry out the provisions of this Agreement.

(b) Within 15 days after the Effective Date, the Bank Board shall appoint a committee (the “Compliance Committee”) comprised of 3 or more directors, the majority of whom shall be outside directors, to monitor and coordinate compliance with the provisions of this Agreement.  For purposes of this subsection (b), “outside directors” shall mean members of the Board who are not officers, employees, or principal stockholders of the Bank, its subsidiaries, or its affiliates, and who do not have any material business dealings with the Bank, its subsidiaries, or its affiliates.

(c) Within 30 days after the end of each calendar quarter following the date of this Agreement (March 31, June 30, September 30, and December 31), the Compliance Committee shall submit a written progress report to the Bank Board detailing the actions taken to comply with each provision of this Agreement and the results of those actions.

(d) Within 15 days after its receipt from the Compliance Committee, the Bank Board shall forward a copy of the quarterly progress report described in this subsection, with any

Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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additional comments made by the Board, to the Regional Director and shall certify in writing that each director has reviewed the report.

(e) Nothing contained herein shall diminish the responsibility of the entire Bank Board to ensure the Bank’s compliance with the provisions of this Agreement.

6. Submission of Documents to OTS/Compliance with Plans, Policies, and Procedures.

(a) When required by this Agreement to submit documents to OTS, they shall be submitted as follows:

The original to: Robert C. Albanese, Regional Director Office of Thrift Supervision Harborside Financial Center Plaza Five Suite 1600 Jersey City, New Jersey 07311	A copy to: Martin J. Lavelle, Assistant Director Office of Thrift Supervision Harborside Financial Center Plaza Five Suite 1600 Jersey City, New Jersey 07311

(b) With respect to any plan, policy, or procedure that is timely filed and prepared with reasonable diligence, but nevertheless requires modification to accommodate input by OTS occurring after the due date, no violation will be found to exist for so long as the Regulated Entities (i) make diligent and good faith efforts to incorporate such modifications,  (ii) make such modifications no later than twenty (20) days from the date of written notice from OTS and (iii) comply with subsequent OTS direction concerning the due dates for implementing such modifications, provided, however, that OTS will consider whether events outside the control of the Bank contributed to an  inability to comply with a specific commitment made in such plans, policies or procedures in determining whether a violation exists.

(c) During the term of this Agreement, any plans, policies, and procedures that have been submitted to OTS for its approval or non-objection, and have been approved or deemed to be not objectionable by OTS, shall not be amended or rescinded without the prior written approval of the Regional Director.

7. Definitions.

(a) All technical words or terms used in this Agreement for which meanings are not specified or otherwise provided by the provisions of this Agreement shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal Regulations, the Home

Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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Owners' Loan Act (“HOLA”), the Federal Deposit Insurance Act (“FDI Act”), the Federal Reserve Act (“FR Act”), and published OTS guidance (including the Examination Handbook and Memoranda).  Any such technical words or terms used in this Agreement and undefined in said Code of Federal Regulations, HOLA, FDI Act, FR Act, or published OTS guidance shall have meanings that accord with the best custom and usage in the savings and loan/banking industry.

(b) For purposes of this Agreement, nothing shall be deemed “acceptable” to OTS unless the Regional Director has stated in writing that it is acceptable or has provided a written notice of non-objection.

8. Successor Statutes, Regulations, Guidance, Amendments.

Reference in this Agreement to provisions of federal and state statutes, regulations, and published OTS guidance shall be deemed to include references to all amendments to such provisions that have been made as of the Effective Date and references to successor provisions as they become applicable.

9. Time Limits.

Time limitations for compliance with the terms of this Agreement run from the Effective Date, unless otherwise noted.  Notwithstanding any provision of this Agreement, the OTS’s Regional Director, in his sole discretion, may grant written extensions of time to the Regulated Entities to comply with any provision of this Agreement.

10. Rules of Interpretation.

(a) The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

(b) In case any provision in this Agreement is ruled to be invalid, illegal, or unenforceable by the decision of any court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless OTS determines otherwise in the exercise of its discretion.

11. Integration Clause; Relationship to Other Regulatory Actions.

This Agreement represents, as of the Effective Date, the final written agreement of the parties with respect to the subject matter hereof and constitutes the sole agreement of the parties,

Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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as of the Effective Date.  It does not, however, supercede or replace any prior informal commitments for corrective actions sought by OTS made by the Regulated Entities, unless there is a conflict in which case the provisions of this Agreement shall be controlling.

12. Successors In Interest/Benefit.

The terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors in interest.  Nothing in this Agreement, expressed or implied, shall give to any person or entity, other than the parties hereto, the Federal Deposit Insurance Corporation, and their successors hereunder, any benefit or any legal or equitable right, remedy, or claim under this Agreement.

13. Effective Date; Duration; Termination or Suspension of Agreement.

This Agreement shall be effective and enforceable as of the Effective Date, which appears on the first page of this Agreement.  This Agreement shall remain in effect until terminated, modified, or suspended in writing by OTS, acting by and through its Regional Director or other authorized representatives.  OTS may suspend any or all provisions of this Agreement by providing written notice of such action to the Regulated Entities.

14. No Violation Authorized; OTS Not Restricted; Other Actions Not Affected.

This Agreement satisfies OTS’s request for remedial action initially set forth in correspondence dated May 31, 2006, based on the insufficiently supervised lending activities of the Bank outsourced to WFI.  Nothing in this Agreement shall be construed as:

(a) allowing the Regulated Entities to violate any law, rule, regulation, or policy statement to which they are subject,

(b) restricting OTS from taking any other action (including, without limitation, any type of supervisory, enforcement, or resolution action) affecting the Regulated Entities or any of their current or former institution-affiliated parties, or

(c) a release, discharge, compromise, settlement, dismissal, resolution, or as in any way affecting any actions, charges against, or liability of the Regulated Entities or any of their current or former institution affiliated parties that arise that may be or have been brought by any other government entity other than the OTS.

Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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15. Enforceability of Agreement; Director Attestation.

Each of the Regulated Entities represents and warrants that this Agreement has been duly authorized, executed, and delivered, and constitutes, in accordance with its terms, a valid and binding agreement.  Each director signing this Agreement at Appendix A hereto attests, by such act, that she or he, as the case may be, voted in favor of the Board resolutions (copies submitted to the OTS) authorizing the execution of this Agreement by the Bank or WFI, as appropriate.

16. Statutory Basis for Agreement.

This Agreement is a “written agreement” for the purposes of section 8 of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. § 1818, and is enforceable by the OTS pursuant to said section 8 of the FDI Act.

17. Counterparts.

This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument.

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Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement.

AIG Federal Savings Bank By: /s/ William Hespe Title: Chairman Date: June 7, 2007	OFFICE OF THRIFT SUPERVISION By: /s/ Robert C. Albanese Regional Director Date: June 7, 2007
Wilmington Finance, Inc. By: /s/ Elias Habayeb Title: Director Date: June 7, 2007
American General Finance, Inc. By: /s/ William N. Dooley Title: Director Date: June 7, 2007

Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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APPENDIX A TO SUPERVISORY AGREEMENT

The undersigned individuals, each being a director of AIG Federal Savings Bank, Wilmington Finance, Inc., and American General Finance, Inc. acknowledge that each, following his/her review and consideration of the foregoing Agreement, has voted in favor of the Board resolutions authorizing the Bank, WFI and AGF to execute the foregoing Agreement and to perform the responsibilities required by the Agreement.

Directors of AIG Federal Savings Bank

/s/	William Hespe	/s/	Robert W. Pierce
	William Hespe		Robert W. Pierce
/s/	William F. Jaenike	/s/	Mark S. Stellini
	William F. Jaenike		Mark S. Stellini
/s/	Kevin McGinn
Kevin McGinn

Directors of Wilmington Finance, Inc.

/s/	Donald R. Breivogel, Jr.	/s/	George D. Roach
	Donald R. Breivogel, Jr.		George D. Roach
/s/	Frederick W. Geissinger	/s/	Elias Habayeb
	Frederick W. Geissinger		Elias Habayeb
/s/	Carl Messina
Carl Messina

Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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Directors of American General Finance, Inc.

/s/	Stephen L. Blake	/s/	Frederick W. Geissinger
	Stephen L. Blake		Frederick W. Geissenger
/s/	Donald R. Breivogel, Jr.	/s/	Jerry L. Gilpin
	Donald R. Breivogel, Jr.		Jerry L. Gilpin
/s/	Robert A. Cole	/s/	Stephen H. Loewenkamp
	Robert A. Cole		Stephan H. Loewenkamp
/s/	William N. Dooley	/s/	George D. Roach
	William N. Dooley		George D. Roach

Supervisory Agreement

AIG Federal Savings Bank, Wilmington Finance, Inc. & American General Finance, Inc.

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